As filed with the Securities and Exchange Commission on April 30, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ResMed Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0152841
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9001 Spectrum Center Blvd.

San Diego, CA 92123

United States of America

(Address of Principal Executive Offices including Zip Code)

RESMED INC. 2009 INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED

(Full Title of the Plan)

DAVID PENDARVIS Chief Administrative Officer, Global General Counsel and Secretary ResMed Inc. 9001 Spectrum Center Blvd. San Diego, CA 92123 United States of America (858) 836-5000	Copy to: Regina M. Schlatter, Esq. Latham & Watkins LLP 650 Town Center Drive, Twentieth Floor Costa Mesa, California 92626 (714) 755-8261
(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value 0.004 per share	7,392,471	$95.61	706,794,152.31	$87,995.87

(1)	The ResMed Inc. 2009 Incentive Award Plan, as Amended and Restated (formerly known as the ResMed Inc. 2006 Incentive Award Plan, as amended and restated) (the “Plan”), currently authorizes the issuance of 19,000,000 shares for grants of equity awards after November 16, 2017 (less shares subject to awards granted after June 30, 2017 and prior to November 16, 2017) of our common stock, par value $0.004 (the “Common Stock”). We have previously registered 43,733,937 shares of Common Stock for issuance under the Plan (after giving effect to stock splits). This registration statement is registering the additional 7,392,471 shares of Common Stock approved by our stockholders for issuance under the Plan at our stockholders meeting on November 16, 2017. In accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement will also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.
(2)	Estimated solely for the purposes of calculating the registration fee under Rule 457(h) and (c) under the Securities Act, and is based on the average of the high and low sales price ($95.61) of the Common Stock, as reported on the New York Stock Exchange on April 27, 2018, for the 7,392,471 additional shares of Common Stock issuable under the Plan.

Proposed issuances to take place as soon after the effective date of the Registration Statement as practicable.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We are not filing with or including in this form S-8 the information called for in part I of form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

The ResMed Inc. 2009 Incentive Award Plan, as Amended and Restated (the “Plan”) currently authorizes the issuance of 19,000,000 shares for grants of equity awards after November 16, 2017 (less shares subject to awards granted after June 30, 2017 and prior to November 16, 2017) of our common stock, par value $0.004 (the “Common Stock”), representing an increase in authorized shares under the Plan of 7,392,471 shares. We have previously registered 43,733,937 shares of Common Stock for issuance under the Plan by (i) a registration statement on form S-8 filed with the Commission on January 31, 2007, registration no. 333-140351, covering 15,600,000 shares of Common Stock, (ii) a registration statement on form S-8 filed with the Commission on December 11, 2008, registration no. 333-156065, covering 4,200,000 shares of Common Stock, (iii) a registration statement on form S-8 filed with the Commission on January 26, 2010, registration no. 333-164527, covering 3,121,650 shares of Common Stock, (iv) a registration statement on form S-8 filed with the Commission on May 12, 2012, registration no. 333-181317, covering 12,553,350 shares of Common Stock, and (v) a registration statement on form S-8 filed with the Commission on February 27, 2014, registration no. 333-194225, covering 8,258,937 shares of Common Stock (collectively, the “Prior Registration Statements”). The contents of the Prior Registration Statements are incorporated here by reference to the extent not modified or superseded by the Prior Registration Statements or by any subsequently filed document that is incorporated by reference in this registration statement or in the Prior Registration Statements. The amount of Common Stock registered under the Prior Registration Statements referenced in (i), (ii) and (iii) has been doubled to reflect a two-for-one stock split on August 17, 2010. This registration statement is registering the additional 7,392,471 shares recently approved by our stockholders for issuance under the Plan.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 8.	Exhibits

See Index to Exhibits included herein.

INDEX TO EXHIBITS

EXHIBIT

4.1	Form of Certificate Evidencing Shares of Common Stock (incorporated by reference to the Registrant’s registration statement on form S-1 (No. 33-91094) declared effective on June 1, 1995)(P)

5.1*	Opinion of David Pendarvis

23.1*	Consent of David Pendarvis (included in Exhibit 5.1)

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24*	Power of Attorney (included in the signature page to this registration statement)

99.1	ResMed Inc. 2009 Incentive Award Plan, as Amended and Restated (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement filed on September 25, 2017)

*	Filed herewith.
(P)	Paper exhibit

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, ResMed Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused and authorized the officers whose signatures appear below to sign this registration statement on its behalf, in the City of San Diego, State of California, USA, and in the City of Sydney, State of New South Wales, Australia on April 30, 2018.

RESMED INC.

By:	/s/ Michael J. Farrell
Michael J. Farrell, Chief Executive Officer

By:	/s/ Brett A. Sandercock
Brett A. Sandercock, Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Michael J. Farrell and Brett A. Sandercock as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of April 30, 2018.

Signature	Title
/s/ Michael J. Farrell Michael J. Farrell	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Brett A. Sandercock Brett A. Sandercock	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Peter C. Farrell	Chairman of the Board
Peter C. Farrell

/s/ Carol J. Burt	Director
Carol J. Burt

/s/ Gary W. Pace	Director
Gary W. Pace

/s/ Karen Drexler	Director
Karen Drexler

/s/ Richard Sulpizio	Director
Richard Sulpizio

/s/ Ronald Taylor	Director
Ronald Taylor

/s/ John Wareham	Director
John Wareham